                     STATEMENT OF COMPUTATION OF PRIMARY
                    AND FULLY DILUTED NET INCOME PER SHARE


                                 Three months ended    Twelve months ended
                                     March 31,              March 31,
                                 ------------------   ---------------------
                                   1997      1996        1997       1996
                                 --------  --------   ---------- ----------
Net income as reported           $640,000  $539,000   $2,485,000 $1,928,000
                                 ========  ========   ========== ==========


PRIMARY:
  Common and common equivalent shares outstanding:
    Weighted average number of
      common shares outstanding 3,161,359 3,096,472    3,120,433  3,085,801
    Common stock equivalents
      from options computed on
      the treasury-stock method
      using the estimated fair
      market value of common
      stock during the period     162,175   128,438      158,902    149,260
                                --------- ---------   ---------- ----------
    Shares used in the
      computation               3,323,534 3,224,910    3,279,335  3,235,061
                                ========= =========   ========== ==========


  Primary net income per share      $0.19     $0.17        $0.76      $0.60
                                ========= =========   ========== ==========

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                                 Three months ended    Twelve months ended
                                     March 31,              March 31,
                                 ------------------   ---------------------
                                   1997      1996        1997       1996
                                 --------  --------   ---------- ----------
Net income as reported           $640,000  $539,000   $2,485,000 $1,928,000
                                 ========  ========   ========== ==========


FULLY DILUTED:
  Common and common equivalent shares outstanding:
    Weighted average number of
      common shares outstanding 3,161,359 3,096,472    3,120,433  3,085,801
    Common stock equivalents
      from options computed on
      the treasury-stock method
      using the estimated fair
      market value of common
      stock at the end or during
      the period (whichever was
      higher)                     177,289   149,618      169,991    157,227
                                --------- ---------   ---------- ----------
    Shares used in the
      computation               3,338,648 3,246,090    3,290,424  3,243,028
                                ========= =========   ========== ==========

  Fully diluted net income
    per share                       $0.19     $0.17        $0.76      $0.59
                                ========= =========   ========== ==========